SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2006

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

On September 13, 2006, Mr. Joseph F. Wallen resigned from his positions as our Chief Financial Officer and Director. Mr. Wallen’s resignation was not because of any disagreements with the Corporation on matters relating to its operations, policies and practices. Mr. Joseph Wallen shall continue to focus on the Company's operations and assume the post of Operations Director, where his responsibilities shall include sourcing new acquisition opportunities and further developing the value of the assets in Texas and neighboring states.

On September 14, 2006, our board of directors appointed Mr. Phil Scott, CFA, who currently acts as our Chief Financial Officer.

Phil Scott, CFA

Mr. Scott is our new Chief Financial Officer. Mr. Scott brings an impressive background of success to Quest, specializing in SEC compliance, mergers and acquisitions, and management for distressed companies. In the course of his career, Mr. Scott has been directly responsible for completing over $100M in acquisitions. Since June 1999, Mr. Scott has been the President and CFO for DS Enterprises, a management and valuation consulting firm. Mr. Scott currently also serves as the CFO for Savi Media Group, Inc.  Between April 2005 and June 2006, Mr. Scott was the VP of Corporate Development for Heritage Provider Network. Between June 2002 and July 2004, Mr. Scott was the Chief Financial Officer for SurgiCare, Inc.  Mr. Scott has also been the Chief Financial Officer and Executive Vice President for PSX, Inc., VP-Corporate Development for HealthCare Partners and the Chief Financial Officer and VP of The Camden Group. Mr. Scott received his MBA from the University of San Diego and a BS Degree in Chemical Engineering from California Institute of Technology.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

99.1	Press Release headlined: “Quest Continues Restructuring And Hires Phil Scott As Its CFO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	James B. Panther, II ______________
By:	James B. Panther, II
Its:	President